As filed with the Securities and Exchange Commission on February 26, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
TRAVELCENTERS OF AMERICA INC.
(Exact name of registrant as specified in its charter)
Maryland (State or other jurisdiction of incorporation or organization)	20-5701514 (I.R.S. Employer Identification Number)
24601 Center Ridge Road
Westlake, Ohio 44145-5639
(440) 808-9100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Peter J. Crage
Executive Vice President, Chief Financial Officer and Treasurer
TravelCenters of America Inc.
24601 Center Ridge Road
Westlake, Ohio 44145
(440) 808-9100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Zachary Blume
Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, Massachusetts 02199
(617) 951-7000
From time to time after the effective date of this Registration Statement.
(Approximate date of commencement of proposed sale to the public)
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☒ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)(3)	Amount of registration fee(4)
Common stock
Preferred stock
Debt securities
Warrants to purchase common stock
Warrants to purchase preferred stock
Warrants to purchase debt securities
Total	$750,000,000	$81,825.00

(1)
An indeterminate number of or aggregate principal amount of the securities is being registered as may at various times be issued at indeterminate prices, with an aggregate public offering price not to exceed $750,000,000 or the equivalent thereof in one or more currencies or, if any debt securities are issued at any original issuance discount, such greater amount as shall result in net proceeds of $750,000,000 to the registrant.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended, or the Securities Act.

(3)
Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of securities as may be issuable with respect to the shares being registered hereunder as a result of share splits, share dividends or similar transactions.

(4)
Pursuant to Rule 457(p) under the Securities Act, unused registration fees of $51,617.70 that were already paid by the registrant with respect to unsold securities of the registrant previously registered pursuant to the Registration Statement on Form S-3 (Reg. No. 333-223310), filed by the registrant on February 28, 2018, as amended on March 16, 2018, are being carried forward to this registration statement. All of these unused registration fees are offset against the total registration fee of $81,825.00 for this registration statement, leaving $30,207.30 due for this registration statement.

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED February 26, 2021
PRELIMINARY PROSPECTUS
TRAVELCENTERS OF AMERICA INC.
COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
$750,000,000
This prospectus relates to common stock, preferred stock (including convertible preferred stock), debt securities (including convertible debt securities) and warrants for debt and equity securities which we may sell from time to time in one or more offerings up to an aggregate public offering price of $750,000,000. We may sell these securities to or through underwriters, directly to investors or through agents. We will specify the amounts and terms of the securities and the names of any underwriters or agents in supplements to this prospectus. You should read this prospectus and each supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.
Our common stock is listed on The Nasdaq Stock Market LLC, or the Nasdaq, under the symbol “TA.” Our 8.25% Senior Notes due 2028 are listed on the Nasdaq under the symbol “TANNI.” Our 8.00% Senior Notes due 2029 are listed on the Nasdaq under the symbol “TANNL.” Our 8.00% Senior Notes due 2030 are listed on the Nasdaq under the symbol “TANNZ.” If any other securities offered by this prospectus will be listed on a securities exchange, such listing will be described in the applicable prospectus supplement.
Investment in our securities involves risks, including those described under “Risk Factors” beginning on page 4 of this prospectus. You should carefully read and consider these risk factors and the risk factors included in the reports that we file under the Securities Exchange Act of 1934, as amended, in any prospectus supplement relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is       .

i

ABOUT THIS PROSPECTUS
References in this prospectus to “we,” “us,” “our,” “TA,” or the “Company” mean TravelCenters of America Inc. and its consolidated subsidiaries, unless the context otherwise requires.
This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under this shelf registration process, we may sell common stock, preferred stock (including convertible preferred stock), debt securities (including convertible debt securities) and warrants for debt and equity securities from time to time in one or more offerings up to an aggregate public offering price of $750,000,000.
This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time we offer, issue or sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the amounts and terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.” If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement.
You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer of the securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus and any applicable prospectus supplement, as well as the information in any document incorporated or deemed to be incorporated into this prospectus and any applicable prospectus supplement, is accurate only as of the date of the documents containing the information.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we filed with the SEC. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.
We incorporate by reference, as of their respective dates of filing, the documents listed below:
(a)
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed on February 26, 2021;

(c)
The information identified as incorporated by reference under Items 10, 11, 12, 13 and 14 of Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, from our definitive proxy statement for our 2020 annual meeting of stockholders filed on April 2, 2020; and

(d)
The description of our common stock contained in our Registration Statement on Form 8-A/A filed August 1, 2019, including any amendments or reports filed for the purpose of updating that description (File No. 001-33274).

We are also incorporating by reference additional documents we may file under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (i) after the date of the initial registration statement and prior to effectiveness of the registration statement and (ii) after the date of this prospectus and prior to the termination of the offering, other than any portion of the respective filings furnished, rather than filed, under applicable SEC rules. This additional information is a part of this prospectus from the date of filing for those documents.
The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC and incorporate by reference in this prospectus will automatically update and supersede this previously filed information, including information in previously filed documents or reports that have been incorporated by reference into this prospectus. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus but not delivered herewith. We will provide such reports or documents upon written or oral request, at no cost to the requestor. Requests for incorporated reports or documents must be made to:
TravelCenters of America Inc.
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458
Attention: Secretary
Telephone: (440) 808-9100

PROSPECTUS SUMMARY
You should read the following summary together with the more detailed information regarding our Company and the securities being registered appearing elsewhere in this prospectus.
The Company
As of December 31, 2020, we operated or franchised 316 travel centers, standalone truck service facilities and standalone restaurants. Our customers include trucking fleets and their drivers, independent truck drivers, highway and local motorists and casual diners. We also collect rents, royalties and other fees from our tenants and franchisees.
As of December 31, 2020, our business included 271 travel centers in 44 states in the United States and the province of Ontario, Canada, primarily along the U.S. interstate highway system, operated primarily under the “TravelCenters of America,” “TA,” “TA Express,” “Petro Stopping Centers” and “Petro” brand names. Of these travel centers, we owned 51, we leased 181, we operated two for a joint venture in which we owned a noncontrolling interest and 37 were owned or leased from others by our franchisees. We operated 232 of our travel centers and franchisees operated 39 travel centers, including two we leased to franchisees. Our travel centers offer a broad range of products and services, including diesel fuel and gasoline, as well as nonfuel products and services such as a wide range of truck repair and maintenance services, diesel exhaust fluid, full service restaurants, quick service restaurants, and various customer amenities.
As of December 31, 2020, our business included three standalone truck service facilities operated under the “TA Truck Service” brand name. Of these standalone truck service facilities, we leased two and owned one. Our standalone truck service facilities offer extensive maintenance and emergency repair and roadside services to large trucks.
As of December 31, 2020, our business included 42 standalone restaurants in 12 states in the United States operated primarily under the “Quaker Steak & Lube,” or QSL, brand name. Of these standalone restaurants, we operated 14 restaurants (four we owned, eight we leased, one we operated for one of our franchisees and one we operated for a joint venture in which we owned a noncontrolling interest) and 28 were owned or leased from others and operated by our franchisees. We have entered into an agreement to sell our QSL business, which includes 41 of our standalone restaurants, for approximately $5.0 million, excluding costs to sell and certain closing adjustments. This sale is expected to close during the 2021 first quarter, however, it is subject to certain conditions. Accordingly, we cannot be certain that we will complete this sale, that this sale will not be delayed or that the terms will not change.
We manage our business as one segment. We make specific disclosures concerning fuel and nonfuel products and services because they facilitate our discussion of trends and operational initiatives within our business and industry. We have a single travel center located in a foreign country, Canada, that we do not consider material to our operations.
Corporate Information
We are a Maryland corporation. Our principal executive offices are located at 24601 Center Ridge Road, Westlake, OH 44145-5639, and our telephone number is (440) 808-9100. Our internet website address is www.ta-petro.com. The content of our website and any information that is linked to our website (other than our filings with the SEC that are expressly incorporated by reference, as set forth under “Incorporation of Certain Information By Reference”) is not incorporated by reference into this prospectus, and you should not consider it a part of this prospectus.

RISK FACTORS
Investing in our securities involves a high degree of risk that may result in a loss of all or part of your investment. You should carefully review the risk factors contained under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, and any risk factors that we may describe in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or Annual Reports on Form 10-K filed subsequent to our Annual Report on Form 10-K for the year ended December 31, 2020, which risk factors are incorporated by reference into this prospectus; the information contained under the heading “Warning Concerning Forward Looking Statements” in this prospectus or under any similar heading in any applicable prospectus supplement or in any document incorporated herein or therein by reference; any specific risk factors discussed under the caption “Risk Factors” in any applicable prospectus supplement or in any document incorporated herein or therein by reference; and the other information contained in, or incorporated by reference into, this prospectus or any applicable prospectus supplement before making an investment decision. If any such risks occur, our business, financial condition or results of operations could be materially harmed, the market price of our securities could decline and you could lose all or part of your investment.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds from the sale of the securities that we may offer under this prospectus and any accompanying prospectus supplement will be used for general business purposes, including acquisitions and construction of additional travel centers, convenience stores and standalone restaurants, funding capital improvements to our travel centers, convenience stores and standalone restaurants and other expansion activities. We will set forth in a prospectus supplement relating to a specific offering any intended use for the net proceeds received from the sale of securities in that offering. We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of securities. We may invest the net proceeds temporarily until we use them for their stated purpose.

DESCRIPTION OF CAPITAL STOCK
The following is a summary description of the material terms of our stock, based on our charter, or our Charter, our Amended and Restated Bylaws, or our Bylaws, and Maryland law. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Charter and Bylaws, copies of which have been previously filed by us with the SEC. For a complete description of our capital stock, you should refer to our Charter, our Bylaws and applicable provisions of Maryland law. As used in this section, “we,” “us” and “our” mean TravelCenters of America Inc., but not any of its subsidiaries.
General
Our Charter provides that we may issue up to 216,000,000 shares of common stock, $0.001 par value per share. Our Charter authorizes our Board of Directors to amend our Charter to increase or decrease the aggregate number of authorized shares of stock, or the number of shares of stock of any class or series that we are authorized to issue, without stockholder approval. As of February 25, 2021, we had 14,571,018 shares of common stock issued and outstanding.
Common Stock
Subject to the provisions of our Charter and Bylaws regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of common stock or preferred stock that we may issue, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of shares of common stock will possess the exclusive voting power.
Holders of shares of common stock have no preference, conversion, exchange, sinking fund, or redemption rights, have no general appraisal rights and have no general preemptive rights to subscribe for any securities of our company. Subject to the provisions of our Charter and Bylaws regarding the restrictions on ownership and transfer of our stock, shares of common stock will have equal dividend, liquidation and other rights.
Power to Reclassify Our Unissued Shares of Stock
Our Charter authorizes our Board of Directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including one or more classes or series of stock that have priority with respect to dividends or upon liquidation over our common stock, and authorizes us to issue the newly-classified shares. Prior to the issuance of shares of each new class or series, our Board of Directors is required by Maryland law and by our Charter to set, subject to the provisions of our Charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. Our Board of Directors may take these actions without stockholder approval unless stockholder approval is required by the rules of any stock exchange or automatic quotation system on which our securities may be listed or traded.
Power to Increase or Decrease Authorized Shares of Stock and Issue Additional Shares of Common Stock and Preferred Stock
We believe that the power of our Board of Directors to amend our Charter to increase or decrease the number of authorized shares of stock, to authorize us to issue additional shares of common stock or preferred stock and to classify or reclassify unissued shares of stock and thereafter to authorize us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions on a timely basis and in meeting other needs that might arise. Nonetheless, the unrestricted ability of our Board of Directors to issue additional shares of common stock and preferred stock may have adverse consequences to our stockholders, including possibly diluting the ownership of existing stockholders and making a change of control of us difficult to achieve. The additional classes or series, as well as the additional shares of common stock or preferred stock, as applicable, will be available for issuance without further action by our stockholders, unless such approval is required by the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.
Restrictions on Ownership and Transfer of Stock
Our Charter restricts the number and value of our shares of stock that our stockholders may own.
Our Charter prohibits any person from constructively owning more than 5.0% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock or more than 5.0% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of any other class or series of our stock. Our Board of Directors may from time to time increase or decrease our ownership limitations.
Our Board of Directors, in its sole discretion, may exempt persons from these ownership limitations, so long as our Board of Directors determines, among other things, that it is in our best interests and would not cause a default under the terms of any contract to which we are a party or would reasonably expect to become a party, provided that any duties of our Board of Directors requesting the exemption will not apply, to the fullest extent permitted by law, to such determination. In determining whether to grant an exemption, our Board of Directors may consider, among other factors, the following:
•
the general reputation and moral character of the person requesting the exemption;

•
whether the person’s ownership of shares would be direct or through ownership attribution;

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whether the person’s ownership of shares would interfere with the conduct of our business;

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whether granting an exemption would adversely affect any of our existing contractual arrangements; and

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whether the person to whom the exemption would apply is attempting to change control of us or affect our policies in a way that our Board of Directors, in its sole discretion, considers adverse to our best interests or those of our stockholders.

If a person attempts to transfer our shares of stock in violation of the ownership limitations described above, in our sole discretion, either (a) that number of shares (rounded up to the nearest whole share) which would cause the violation will automatically be transferred to a trust, or the Charitable Trust, for the exclusive benefit of one or more charitable beneficiaries designated by us or (b) such attempted transfer will be void ab initio. The prohibited owner will generally:
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have no rights in the shares held in the Charitable Trust;

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not benefit economically from ownership of any shares held in the Charitable Trust (except to the extent provided below upon a sale of the shares);

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have no rights to dividends or other distributions with respect to shares held in the Charitable Trust;

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not possess any right to vote or other rights attributable to the shares held in the Charitable Trust; and

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have no claim, cause of action or other recourse whatsoever against the purported transferor of any shares held in the Charitable Trust.

Effective as of the date that the shares have been transferred to the Charitable Trust, the trustee of the Charitable Trust will have the authority, at the trustee’s sole discretion:
•
to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the Charitable Trust; and

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to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

Within 20 days of receiving notice from us that the shares have been transferred to the Charitable Trust, the trustee of the Charitable Trust will sell such shares (together with the right to receive distributions with respect to such shares) to a person, designated by the trustee of the Charitable Trust, whose ownership of the shares will not violate the ownership limitations set forth in our Charter. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate, and the trustee of the Charitable Trust will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary of the Charitable Trust as follows:
The prohibited owner will receive the lesser of:
•
the net price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust, for example, in the case of a gift, devise or other similar transaction, the market price (as defined in our Charter) of the shares on the day of the event causing the shares to be transferred to the Charitable Trust, in each case; and

•
the net sales proceeds received by the trustee of the Charitable Trust from the sale or other disposition of the shares held in the Charitable Trust plus any dividends received by the trustee of the Charitable Trust on such shares.

If, prior to our discovery that the shares have been transferred to a Charitable Trust, a prohibited owner sells such shares, then:
•
those shares will be deemed to have been sold on behalf of the Charitable Trust; and

•
to the extent that the prohibited owner received an amount for those shares that exceeds the amount that the prohibited owner was entitled to receive from a sale by the trustee of the Charitable Trust, the prohibited owner must pay the excess to the trustee of the Charitable Trust upon demand.

Also, shares held in the Charitable Trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:
•
the price per share in the transaction that resulted in the transfer to the Charitable Trust or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust, for example, in the case of a gift, devise or other similar transaction, the market price per share on the day of the event causing the shares to become held by the Charitable Trust; and

•
the market price per share on the date we, or our designee, accept the offer.

We will have the right to accept the offer until the trustee of the Charitable Trust has sold the shares held in the Charitable Trust. The net proceeds of the sale to us will be distributed in the same manner as any other sale by a trustee of the Charitable Trust.
The restrictions described above will not preclude the settlement of any transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system. Our Charter provides, however, that the settlement of any transaction will not negate the effect of any of the foregoing limitations and any transferee in such a transaction will be subject to all of the provisions and limitations described above.
Every stockholder of record of more than five percent of the outstanding shares of any class or series of stock is required to give written notice to us within 30 days (i) after the end of each taxable year and (ii) after a request from us. Such notice must state the name and address of the legal and beneficial owner(s), the number of shares of each class and series of our shares of stock which the stockholder owns, and a description of the manner in which those shares are held. In addition, each stockholder is required to provide us with any additional information that we may request in order to determine compliance with the ownership limits.
Any person who acquires or attempts or intends to acquire constructive ownership of shares of our stock that will or may violate the ownership limits or any person who would have owned shares that resulted in a transfer to the Charitable Trust must give written notice immediately to us or, in the case of a proposed or attempted transaction, provide us at least 15 days prior written notice and provide us with such other information as we may request.
Additionally, our Bylaws impose certain restrictions on the transfer of shares in order to help us preserve the tax treatment of our net operating losses and other tax benefits. These restrictions generally provide that transfers of shares to a person, entity or group which is then, or would become as a result of such transfer, an owner of 5% or more of our outstanding shares of stock (i) are void in total, for transferees then already owning 5% or more of our shares of stock and (ii) are void to the extent the transfer would so result in such level of ownership by the proposed transferee, for other transferees. These restrictions do not apply if the transferor or the transferee obtains the written approval of our Board of Directors.
All certificates representing our shares and any share statements for our uncertificated shares may bear legends referring to the foregoing restrictions.
Stock Exchange Listing
Our shares of common stock have been approved for listing on the Nasdaq under the symbol “TA”.
Transfer Agent and Registrar
The transfer agent and registrar for our shares of common stock is EQ Shareowner Services.

DESCRIPTION OF DEBT SECURITIES
References in this “Description of Debt Securities” section to “we,” “us,” “our” or “TA” mean TravelCenters of America Inc. and not any of its consolidated subsidiaries, unless the context otherwise requires. The following description, together with the additional information we may include in any applicable prospectus supplements, describes the material terms and conditions of the debt securities that we may offer under this prospectus. This description is incomplete, and while the description below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms in more detail in the applicable prospectus supplement.
We may issue senior unsecured debt securities under our January 15, 2013 Indenture with U.S. Bank National Association, as trustee, or the 2013 Indenture, or under one or more other senior indentures to be entered into with a trustee named in any such senior indenture. We may issue subordinated notes under one or more subordinated indentures, to be entered into with a trustee to be named in any such subordinated indenture. The 2013 Indenture and forms of senior indenture and subordinated indenture are attached as exhibits to the registration statement of which this prospectus forms a part. We use the term “indentures” to refer to the senior indenture(s) and the subordinated indenture(s). The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.
We will describe in a prospectus supplement the specific terms of any debt securities we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such debt securities may differ from the terms described below. The following summary of the material provisions of the senior notes, subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities, including the definitions of certain terms. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.
General
If we decide to issue any senior notes or subordinated notes pursuant to this prospectus, we will describe in a prospectus supplement the terms relating to each series of notes that we may issue, including the following:
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the title;

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whether the notes will be senior or subordinated;

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any limit on the amount that may be issued;

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whether or not we will issue the series of notes in global form and, if so, who the depositary will be;
the maturity date;

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the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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the place(s) where payments will be payable;

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our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions;

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the date, if any, on which, and the price(s) at which we are obligated to redeem, or at the holder’s option to purchase, the series of notes pursuant to any mandatory sinking fund provisions or otherwise;

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the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof;

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any addition to, or modification or deletion of, any event of default or any covenant of TravelCenters of America Inc. specified in the applicable indenture with respect to such series of notes;

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a discussion of any material or special U.S. federal income tax considerations;

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whether or not the notes will be secured or unsecured and the terms of any secured debt; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

The debt securities may be issued as original issue discount securities. An original issue discount security is a debt security, including any zero-coupon debt security, which:
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is issued at a price lower than the amount payable upon its stated maturity; and

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provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity shall become due and payable.

Under the indentures, we will have the ability, in addition to the ability to issue debt securities with terms different from those of debt securities previously issued, without the consent of the holders, to reopen a previous issue of a series of debt securities and issue additional debt securities of that series, unless such reopening was restricted when the series was created, in an aggregate principal amount determined by us. All such debt securities including those issued pursuant to such reopening shall vote together as a single class.
Structural Subordination
We will be the sole obligor on the debt securities we may offer under this prospectus. We derive all of our revenue and cash flow from our subsidiaries and our ability to service any debt securities we may offer under this prospectus will be substantially dependent upon the earnings of our subsidiaries and their ability to make cash available to us. Our subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due on debt securities we may offer under this prospectus. As of December 31, 2020, substantially all of our contractual and other obligations and liabilities, other than our outstanding 8.25% Senior Notes due 2028, 8.00% Senior Notes due 2029 and 8.00% Senior Notes due 2030, are obligations of, or guaranteed by, our subsidiaries and thus are structurally senior to our obligations on the debt securities we may offer under this prospectus. None of our subsidiaries will guarantee the debt securities we may offer under this prospectus. As a result, the debt securities we may offer under this prospectus are structurally subordinated to the prior payment and satisfaction of all of the existing and future debts, liabilities and obligations of our subsidiaries, and any future subsidiary debt or obligation will have priority over the debt securities we may offer.
Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which a series of notes may be convertible into or exchangeable for common stock or other securities of ours. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of such series of notes receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless otherwise noted in a prospectus supplement, the indentures do not contain any covenant restricting our ability to merge or consolidate or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. Any successor or acquirer of such assets, however, must assume all of our obligations under the indentures or the notes, as appropriate.
Events of Default Under the Indentures
The following are events of default under the indentures with respect to any series of notes that we may issue:
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if we fail to pay interest when due and our failure continues for thirty (30) days and the time for payment has not been extended or deferred;

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if we fail to pay the principal, or premium, if any, when due;

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if we fail to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and our failure continues for ninety (90) days after we receive notice from the trustee or holders of at least ten percent (10%) in aggregate principal amount of the outstanding notes of that series; and

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if we experience specified events of bankruptcy, insolvency or reorganization.

The supplemental indenture or the form of note for a particular series of notes may include additional events of default or changes to the events of default described above. For any additional or different events of default applicable to a particular series of notes, see the prospectus supplement relating to such series.
If an event of default with respect to notes of any series occurs and is continuing, the trustee or the holders of at least twenty-five percent (25%) in aggregate principal amount of the outstanding notes of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, on the notes due and payable immediately.
The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to such series and its consequences, except (i) uncured defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture; and (ii) certain covenants or provisions which under the terms of the indenture cannot be modified or amended without the consent of the holder of each outstanding note affected. Any such waiver shall cure such default or event of default.
Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series, provided that:
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the direction is not in conflict with any law or the applicable indenture;

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the trustee may take any other action deemed proper by it which is not inconsistent with such direction; and

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subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the notes of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or another trustee, or to seek other remedies if:
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the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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the holders of at least twenty-five percent (25%) in aggregate principal amount of the outstanding notes of that series have made written request and such holders have offered reasonable indemnity to the trustee to institute such proceedings as trustee; and

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the trustee does not institute such proceeding within sixty (60) days after its receipt of such notice, request and offer of indemnity, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within such sixty (60) day period.

These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal, premium, if any, or interest on, the notes.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indentures; Waiver
We and the trustee may change an indenture without the consent of any holders with respect to certain matters, including, among other reasons:
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to cure any ambiguity, defect or inconsistency in such indenture;

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to change anything that does not materially adversely affect the interests of any holder of notes of any series;

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to provide for the assumption, by a successor or the acquirer of all or substantially all of our assets, of our obligations under such indenture;

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to add to our covenants for the benefit of holders of notes of any series or to surrender any right or power conferred upon us; and

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to comply with any requirement of the SEC in connection with the qualification of an indenture under the Trust Indenture Act.

In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. Certain changes, however, may only be made with the consent of each holder of any outstanding notes affected, including the following:
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changing the fixed maturity of such series of notes; or

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reducing the principal amount, the rate of interest or any premium payable upon the redemption of any notes; or

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extending the time of payment of interest or any premium payable upon the redemption of any such notes; or

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reducing the percentage in principal amount of notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver provided for in the indenture; or

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changing our obligation to maintain an office or agency in the places and for the purposes specified in the indenture; or

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modifying certain provisions of the indenture which require the consent of, or action by, a specified minimum percentage of holders, except to increase any such percentages or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of each of the holders of the affected notes.

Form, Exchange and Transfer
We will issue the notes of any series only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that notes of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, or another depository named by us and identified in a prospectus supplement with respect to that series.
At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, notes of any series will be exchangeable for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders may present their notes, duly endorsed or with the form of transfer duly executed if so required, at the office of the security registrar or at the office of any transfer agent designated by us for such purpose. Unless otherwise provided in the notes to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. The security registrar and any transfer agent, in addition to the security registrar, initially designated by us for any notes will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.
If the notes of any series are to be redeemed, we will not be required to:
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issue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business fifteen (15) days before the day of mailing of a notice of redemption of any such notes that may be selected for redemption and ending at the close of business on the day of such mailing; or

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register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any such notes being redeemed in part.

Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only such duties as are specifically set forth in the indentures. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.
Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, we will make payment of the interest on any notes on any interest payment date to the person in whose name such notes, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.
Principal of and any premium and interest on the notes of a particular series will be payable at the office of the paying agents designated by us, except that unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder. Unless otherwise indicated in such prospectus supplement, the corporate trust office of the trustee in the City of New York will be designated as our sole paying agent for payments with respect to notes of each series. We will name in the applicable prospectus supplement any other paying agents initially designated by us for the notes of a particular series. We will maintain a paying agent in each place of payment for the notes of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two (2) years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.
Global Debt Securities
We may issue the debt securities of a series in whole or in part in the form of one or more registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.
Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:
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by the depositary for such registered global security to its nominee;

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by a nominee of the depositary to the depositary or another nominee of the depositary; or

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by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We currently anticipate that the following provisions will apply to all depositary arrangements for debt securities:
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ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

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upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

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any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

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ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a registered global security:
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will not be entitled to have the debt securities represented by a registered global security registered in their names;

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will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

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will not be considered the owners or holders of the debt securities under the applicable indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture.
We understand that under currently existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under an indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.
We will make payments of principal of and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we nor any trustee or any other agent of us or a trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.
No registered global security may be exchanged in whole or in part for debt securities registered, and no transfer of a registered global security in whole or in part may be registered, in the name of any person other than the depositary for such registered global security, unless (i) such depositary notifies us that it is unwilling or unable to continue as depositary for such registered global security or has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we fail to appoint an eligible successor depositary within ninety (90) days, (ii) an event of default shall have occurred and be continuing with respect to such debt securities or (iii) circumstances, if any, exist in addition to or in lieu of the foregoing as have been specified for that purpose in an applicable prospectus supplement. In any such case, the affected registered global security may be exchanged in whole or in part for debt securities in definitive form and the applicable trustee will register any such debt securities in such name or names as such depositary directs.
We currently anticipate that certain registered global securities will be deposited with, or on behalf of, DTC, and will be registered in the name of Cede & Co., as the nominee of DTC. DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, or direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.
The rules applicable to DTC and its direct participants are on file with the SEC. The information in this paragraph concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. In the event registered global securities are deposited with, or on behalf of, a depositary other than DTC, we will describe additional or differing terms of the depositary arrangements in the applicable prospectus supplement relating to that particular series of debt securities.
We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We currently anticipate that we will deposit these bearer global securities with a common depositary for Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to that series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the portion of the series represented by a bearer global security.
Neither we nor any trustee assumes any responsibility for the performance by DTC or any other depositary or its participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

Governing Law
The indentures and the notes will be governed by and construed in accordance with the laws of the State of New York, except to the extent the Trust Indenture Act is applicable.
Subordination of Subordinated Notes
Any subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes that we may issue. The subordinated indenture also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, of which this prospectus forms a part, or to an exhibit to a Current Report on Form 8-K or other document to be filed under the Exchange Act.
We may issue warrants, including warrants to purchase common stock, preferred stock or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and debt securities, and the warrants may be attached to or separate from the securities.
We will evidence each series of warrants by warrant certificates that we will issue under warrant agreements. We may enter into a warrant agreement with a warrant agent as detailed in the prospectus supplement relating to warrants being offered. We will indicate the name and address and other information regarding the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
If we decide to issue warrants pursuant to this prospectus, we will specify in a prospectus supplement the terms of the series of warrants, including, if applicable, the following:
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the title of the warrants;

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the aggregate number of warrants offered;

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the price or prices at which the warrants will be issued;

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the currencies in which the price or prices of the warrants may be payable;

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the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

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the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

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if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

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the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

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the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

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the minimum or maximum amount of the warrants which may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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a discussion of any material or special U.S. federal income tax considerations; and

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any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have voting rights or other rights as a stockholder of TravelCenters of America Inc.
Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants up to the close of business on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount in immediately available funds, as provided in the applicable prospectus supplement. We will describe in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

DESCRIPTION OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS
The following is a summary of our Charter and Bylaws and certain provisions of Maryland law. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Charter and Bylaws, copies of which have been previously filed by us with the SEC, and the applicable provisions of Maryland law. For a complete description of our capital stock, you should refer to our Charter, our Bylaws and applicable provisions of Maryland law. References in this section to “we,” “us,” “our” or “TA” mean TravelCenters of America Inc. and not any of its consolidated subsidiaries, unless the context otherwise requires.
Board of Directors
Our Board of Directors has the exclusive power to increase or decrease the number of directors, provided that, in accordance with our Bylaws, the number of directors may not be fewer than three and may not be more than seven, and further provided that the term of any director may not be decreased due to a reduction in the number of directors. We currently have seven Directors.
Under our Bylaws, a Director must be at least 21 years of age, not under legal disability and, at the time of nomination and election, (i) not have been convicted of a felony, (ii) have substantial expertise or experience relevant to our business (as determined by our Board of Directors), (iii) have been nominated for election to the Board of Directors in accordance with our Bylaws and (iv) meet the qualifications of an Independent Director or a Managing Director, as applicable. An “Independent Director” is a Director who is not an employee of ours or The RMR Group LLC or its permitted successors or assigns, or, collectively, RMR, who is not involved in our day-to-day activities and who meets the qualifications of an independent director under the applicable rules of the principal securities exchange upon which our shares of common stock or other securities are listed for trading and the SEC, as those requirements may be amended from time to time. A “Managing Director” is a Director who has been an employee or officer of us or of RMR or involved in our day-to-day activities for at least one year prior to his or her election as a Director and who is not an Independent Director. Our Board of Directors may establish different or additional qualifications for our Independent Directors or Managing Directors. A majority of our Directors holding office must at all times be Independent Directors, except for temporary periods due to vacancies. If the number of our Directors, at any time, is set at less than five, at least one Director will be a Managing Director. So long as the number of our Directors is five or greater, at least two Directors must be Managing Directors.
Our Charter divides our Board of Directors into three classes, with each class as nearly equal in number as possible. The current term of the Directors who are members of Class I will continue until our 2023 annual meeting of stockholders and until their successors are elected and qualify, the initial term of the Directors who are members of Class II will continue until our 2021 annual meeting of stockholders and until their successors are elected and qualify, and the initial term of the Class III Director will continue until our 2022 annual meeting of stockholders and until her successor is elected and qualifies. At each annual meeting, stockholders are entitled to elect the successors of the class of Directors whose term expires at that meeting for a term continuing until our annual meeting of stockholders held in the third following year and until their successors are elected and qualify. Our stockholders are entitled to elect only one class of Directors each year.
We believe that the classification of our Board of Directors will help to assure the continuity of our business strategies and policies. Our classified board could have the effect of making the replacement of a majority of the incumbent Directors more time-consuming and difficult. At least two annual meetings of our stockholders will generally be required to effect a change in a majority of our Board of Directors.
In uncontested elections, directors are elected by a plurality of the votes cast in the election of directors; in a contested election, the election of directors nominated by our Board of Directors requires the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast in such election, and the election of directors not previously approved by our Board of Directors requires the affirmative vote of stockholders entitled to cast at least 75% of the votes entitled to be cast in such election, in each case voting together as a single class. In the case of a failure to elect any Director at an annual meeting of our stockholders, the incumbent Director who was up for election at that meeting will hold over and continue to serve as a Director until the election and qualification of his or her successor. There is no cumulative voting in the election of our Directors.
Subject to the provisions of any class or series of shares of our stock that hereafter may be created and are then outstanding, any vacancy as a result of any reason, including, without limitation, a vacancy caused by the death, resignation, retirement, removal or incapacity of any Director or resulting from an increase in the number of Directors, will be filled only by the affirmative vote of a majority of the Directors then remaining in office, even if the remaining Directors do not constitute a quorum, and any Director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which such vacancy occurred and until the election and qualification of his or her successor. Our Charter provides that, subject to the provisions of any class or series of shares of stock of our company, a Director may be removed only for cause (as defined in our Charter) by the affirmative vote of stockholders entitled to cast at least 75% of all the votes entitled to be cast on the matter.
Meetings of Stockholders
A meeting of our stockholders for the election of Directors and the transaction of any business will be held annually on a date and at the time and place set by our Board of Directors. Our Chief Executive Officer, the chairman of our Board of Directors, our President or our Board of Directors may call a special meeting of our stockholders. Subject to the provisions of our Bylaws, a special meeting of our stockholders to act on any matter that may properly be brought before a meeting of our stockholders will be called by our Secretary upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast at the special meeting.
Advance Notice of Director Nominations and Other Business
Our Bylaws provide that nominations of individuals for election as Directors and proposals of other business to be considered at an annual meeting of our stockholders may be made only in our notice of the meeting, by or at the direction of our Board of Directors or by a stockholder (or group of stockholders) who is entitled to make nominations or proposals and has complied with the advance notice procedures and with ownership and other requirements set forth in our Bylaws.
Under our Bylaws, a written notice of nominations of individuals for election as Directors or other matters to be considered at an annual meeting of our stockholders by one or more of our stockholders must be delivered to our Secretary at our principal executive offices not later than 5:00 p.m., Eastern time, on the 120th day nor earlier than the 150th day prior to the first anniversary of the date of our proxy statement for the preceding year’s annual meeting; provided, however, that if the annual meeting is called for a date that is more than 30 days earlier or later than the first anniversary of the date of the preceding year’s annual meeting, the notice must be delivered by not later than 5:00 p.m., Eastern time, on the 10th day following the earlier of the day on which (a) notice of the annual meeting is mailed or otherwise made available or (b) public announcement of the date of such annual meeting is first made by us. Neither the postponement or adjournment of an annual meeting, nor the public announcement of such postponement or adjournment, commences a new time period or extends any time period for the giving of a notice by one or more stockholders.
Our Bylaws set forth procedures and requirements for submission of nominations of individuals for election as Directors and other proposals by our stockholders for consideration at an annual meeting of our stockholders. These procedures and requirements include, among other things:
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requiring that each of the stockholders desiring to make a nomination or proposal of other business:

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has continuously owned (as defined in our Bylaws) at least three percent of our outstanding shares of common stock entitled to vote in the election of Directors or on a proposal of such other business, as the case may be, for at least three years as of (a) the date of the giving of the notice of the proposed nomination or proposal of other business, (b) the record date for determining the stockholders entitled to vote at the meeting and (c) the time of the annual meeting (including any postponement or adjournment thereof);

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holds a certificate or certificates representing the aggregate requisite number of shares of stock owned by such stockholder(s) as of the date of the giving of the notice, the record date for determining the stockholders entitled to vote at the meeting and the time of the annual meeting (including any postponement or adjournment thereof);

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is entitled to make such nomination or propose such other business and to vote at the meeting on such election or proposal of other business; and

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submits the nomination or proposal to our Secretary in accordance with the requirements of our Bylaws;

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providing that the advance notice provisions in our Bylaws are the exclusive means for stockholders to make nominations for consideration at an annual meeting of our stockholders;

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requiring that certain information and documentation be provided regarding any proposed nominee for election as a Director by the proposing stockholder(s);

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requiring certain information be provided regarding any business other than the election of Director by the proposing stockholder(s);

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requiring certain information and documentation to be provided by the proposing stockholder(s) as to the proposing stockholder(s) and certain of its(their) affiliates; and

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providing that the proposing stockholder(s) is(are) responsible for ensuring compliance with the advance notice provisions, that any responses of the stockholder(s) to any request for information will not cure any incompleteness, inaccuracy or failure in the notice of the proposing stockholder(s) and that neither we, nor our Board of Directors, any committee of our Board of Directors or any of our officers has any duty to request clarification or updating information or to inform the proposing stockholder(s) of any defect in the notice of the proposing stockholder(s).

Only the business brought before a special meeting pursuant to our notice of the meeting may be considered at a special meeting of stockholders. Under our Bylaws, nominations of individuals for election as Directors may be made at a special meeting of our stockholders at which Directors are to be elected pursuant to our notice of meeting, by or at the direction of our Board of Directors, or if there are no Directors and the special meeting is called by one or more of our officers for the election of successor Directors; provided, however, that nominations of individuals to serve as Directors at a special meeting may only be made by (1) the Board of Directors or officers of the Corporation who called the special meeting of stockholders for the purpose of electing one or more Directors or (2) provided that our Board of Directors has determined that Directors will be elected at such special meeting, by one or more stockholders wishing to make a nomination who satisfy and comply with all of the timing and information requirements applicable to an annual meeting of stockholders. Under our Bylaws, in the event that our Board of Directors (or an officer of ours) calls a special meeting of our stockholders for the purpose of electing one or more Directors, stockholder(s) who meet(s) the requirements set forth in our Bylaws may nominate an individual or individuals (as the case may be) for election as a Director if the stockholder(s) provide(s) timely notice, in writing, to our Secretary at our principal executive offices, containing the information and following the procedures required by the advance notice provisions in our Bylaws, as described above for submitting nominations for consideration at an annual meeting of our stockholders. To be timely, such notice must be delivered not earlier than the 150th day prior to such special meeting and not later than 5:00 p.m., Eastern time, on the later of (i) the 120th day prior to such special meeting or (ii) the 10th day following the day on which public announcement is first made of the date of the special meeting and the nominees proposed to be voted on at the special meeting. Neither the postponement or adjournment of a special meeting, nor the public announcement of such postponement or adjournment, will commence a new time period for the giving of a notice by one or more stockholders.
Action by Written Consent
Our Charter provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting only by a unanimous written consent of stockholders entitled to vote on the action.

Limitation of Liability and Indemnification of Directors and Officers and Others
The Maryland General Corporation Law, or the MGCL, permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty by the director or officer that was established by a final judgment as being material to the cause of action adjudicated. Our Charter contains a provision which eliminates the liability of our Directors and officers to the maximum extent permitted by the MGCL.
The MGCL requires us (unless our Charter were to provide otherwise, which our Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to or in which they may be made, or threatened to be made, a party or witness by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide indemnification if the following is established:
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the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

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the director or officer actually received an improper personal benefit in money, property or services; or

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in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

In addition, under Maryland law, a Maryland corporation may not indemnify a director or officer in a suit by the corporation or in its right in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. Nevertheless, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that a personal benefit was improperly received, is limited to expenses.
The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of the following:
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a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

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a written undertaking by him or her, or on his or her behalf, to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

Our Charter requires us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses in advance of a final disposition of a proceeding to, any present or former Director or officer of our company (including any predecessor of our company), any person who is or was serving at our request (including any predecessor of our company) as an officer, director, member, trustee, manager or partner of another person, Service Properties Trust, or SVC, RMR, The RMR Group Inc., or RMR Inc., and, together with SVC and RMR, collectively, the Other Indemnitees, and the respective trustees, directors and officers of the Other Indemnitees, unless, with respect to the Other Indemnitees and the respective trustees, directors and officers of the Other Indemnitees, there has been a final, nonappealable judgment entered by an arbiter determining that such person or entity acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that his, her or its conduct was unlawful. Except with respect to proceedings to enforce rights to indemnification, we are required to indemnify any person or entity described in this paragraph in connection with a proceeding initiated by him, her or it against us only if such proceeding was authorized by our Board of Directors. The rights to indemnification and to the advancement of expenses vest immediately upon an individual’s election or appointment as a Director or officer or his or her designation as an Indemnitee (as such term is defined in our Charter).
We have entered into indemnification agreements with our Directors and officers providing for rights to and procedures for indemnification by us to the maximum extent permitted by Maryland law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from service to us. We also maintain directors’ and officers’ liability insurance for our Directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to our Directors, officers or persons controlling us pursuant to the foregoing provisions of Maryland law and our Charter, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.
Stockholder Liability
Under the MGCL, a stockholder is generally not personally liable for the obligations of a Maryland corporation solely as a result of his or her status as a stockholder. Under our Charter, to the fullest extent permitted by Maryland law in effect from time to time, each stockholder is liable to us (and any of our subsidiaries or affiliates) for, and is required to indemnify and hold us (and any of our subsidiaries and affiliates) harmless from and against, all costs, expenses, penalties, fines or other amounts, including, without limitation, reasonable attorneys’ and other professional fees, whether third party or internal, arising from a stockholder’s breach of or failure to fully comply with any covenant, condition or provision of our Charter or Bylaws or any action by or against us (or any of our subsidiaries and affiliates) in which the stockholder is not the prevailing party, and shall pay such amounts on demand, together with interest on such amounts, which interest will accrue at the rate of interest provided in the Bylaws for indemnification amounts payable by a stockholder to any such indemnitee or, if the Bylaws do not provide for a rate of interest for any such amount, the lesser of 15% per annum compounded and the maximum amount permitted by law, in each case, from the date such costs or other amounts are incurred until the receipt of payment.
Bylaws
Our Charter and Bylaws provide that our Bylaws may be amended or repealed and new Bylaws adopted only by our Board of Directors.
Business Opportunities
Our Charter provides that we have the power, by resolution of our Board of Directors, to renounce any interest or expectancy of ours in, or being offered an opportunity to participate in, any business opportunity that is presented to us or one or more of our Directors or officers and that Directors shall have no obligation or duty to present any business opportunities to us that may become available to such Director or to affiliates of such Director. In addition, our Charter provides that, unless otherwise provided in a written agreement with us, notwithstanding any duty that might otherwise exist, it shall not be a breach of any duty or other obligation of any Director for the Director or an affiliate of such Director to engage in any outside business interests and activities in preference to or to the exclusion of us or to compete directly with us.
Quorum and Voting by Stockholders
Whenever our stockholders are required or permitted to take any action by a vote, the action may be taken by a vote at a meeting of our stockholders at which a quorum is present. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum for the transaction of business at the meeting. Subject to any voting rights provided to holders of shares of another class or series of stock at any time outstanding and except as otherwise provided in our Charter, including with respect to amendments to our Charter and certain extraordinary actions described below under the heading “Merger, conversion, transfer or other disposition of assets, etc.”, the following matters, including the election of Directors, submitted by our Board of Directors to the stockholders for approval or otherwise voted upon by the stockholders, require the following vote by the stockholders, at a meeting of stockholders duly called and at which a quorum is present: (i) the election of any Managing Director or any Independent Director in an uncontested election, a plurality of all the votes cast by stockholders, voting together as a single class; (ii) any other election of a Director nominated by the Board of Directors, the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast on the election, voting together as a single class; (iii) any other matter that has been approved previously by the Board of Directors, a majority of all votes cast by stockholders, voting together as a single class; and (iv) any matter that has not been approved previously by the Board of Directors, the affirmative vote of stockholders entitled to cast at least 75% of all the votes entitled to be cast on the matter, voting together as a single class.
Business Combinations
Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person that beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation that, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation), or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must generally be recommended by the board of directors of the Maryland corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors of the Maryland corporation approved in advance the transaction by which the person otherwise would have become an interested stockholder.
These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder.
Control Share Acquisitions
The MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to the control shares except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third; (B) one-third or more but less than a majority; or (C) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon the satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the directors of the Maryland corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if a meeting of stockholders is held at which the voting rights of such shares are considered and not approved, as of the date of such meeting. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.
Our Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There is no assurance that such provision will not be amended or eliminated at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL, or Subtitle 8, permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:
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a classified board;

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a two-thirds vote requirement for removing a director;

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a requirement that the number of directors be fixed only by vote of the directors;

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a requirement that a vacancy on the board be filled only by the remaining directors, even if they do not constitute a quorum, and for the replacement director to serve for the remainder of the full term of the class of directors in which the vacancy occurred; and

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a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

We have elected in our Charter to be subject to the provision of Subtitle 8 providing that vacancies on our Board of Directors may be filled only by the remaining directors. Through other provisions in our Charter and Bylaws unrelated to Subtitle 8, we already (1) have a classified board; (2) require the affirmative vote of the holders of not less than 75% of all of the votes entitled to be cast in the election of directors for the removal of any Director, which removal will be allowed only for cause; (3) vest in our Board of Directors the exclusive power to fix the number of directorships; and (4) require, unless called by our Chief Executive Officer, the chairman of our Board of Directors, our President or the Board of Directors, the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast at such a meeting to call a special meeting of stockholders.
Amendments to Our Charter
Under the MGCL, a Maryland corporation generally may not amend its charter unless such action is first approved and declared advisable by the corporation’s board of directors and then approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter. However, the MGCL allows a Maryland corporation’s charter to set a lower percentage, so long as the percentage is not less than a majority of all the votes entitled to be cast on the matter. Under our Charter, amendments to our Charter may be made if first approved by our Board of Directors and, to the extent a stockholder vote is required under the MGCL, then approved by the affirmative vote of a majority of the votes entitled to be cast by our stockholders entitled to vote thereon, voting together as a single class. However, if the amendment is to reduce the percentage of outstanding shares of stock required to take any action (i.e., reducing a vote that requires two-thirds of all the votes entitled to be cast on the matter to a majority), such amendment will require the affirmative vote of holders of outstanding shares constituting not less than the voting requirement sought to be reduced (e.g., in the example set forth in the prior parenthetical, two-thirds of all the votes entitled to be cast on the matter).
Merger, Conversion, Transfer or Other Disposition of Assets, etc.
Under the MGCL, a Maryland corporation generally may not merge, convert into another form of entity or transfer all or substantially all of its assets unless such action is first approved and declared advisable by the corporation’s board of directors and then approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. The statute allows a Maryland corporation’s charter to set a lower percentage, so long as the percentage is not less than a majority of all the votes entitled to be cast on the matter. Under our Charter, any merger, combination or consolidation of us with or into, or transfer of all or substantially all our assets to, another entity or conversion of us to another entity may be effected only if first approved by our Board of Directors and, to the extent a stockholder vote is required under the MGCL, then approved by the affirmative vote of a majority of the votes entitled to be cast by our stockholders entitled to vote thereon.
Regulatory Compliance and Disclosure
Our Bylaws provide that any stockholder who, by virtue of such stockholder’s ownership of our shares of stock or actions taken by the stockholder affecting us, triggers the application of any requirement or regulation of any federal, state, municipal or other governmental or regulatory body on us or any of our subsidiaries must promptly take all actions necessary and fully cooperate with us to ensure that such requirements or regulations are satisfied without restricting, imposing additional obligations on or in any way limiting the business, assets, operations or prospects of us or any of our subsidiaries. If the stockholder fails or is otherwise unable to promptly take such actions so as to cause satisfaction of such requirements or regulations, such stockholder shall promptly divest a sufficient number of our shares necessary to cause the application of such requirement or regulation to not apply to us or any of our subsidiaries. If the stockholder fails to cause such satisfaction or divest itself of such sufficient number of our shares by not later than the tenth day after triggering such requirement or regulation referred to in the Bylaws, then any of our shares beneficially owned by such stockholder at and in excess of the level triggering the application of such requirement or regulation shall, to the fullest extent permitted by law, be deemed to constitute shares held in violation of the ownership limitations set forth in our Charter. Also, our Bylaws provide that if the stockholder who triggers the application of any regulation or requirement fails to satisfy the requirements or regulations or to take curative actions within such ten-day period, we may take all other actions which our Board of Directors deems appropriate to require compliance or to preserve the value of our assets, and we may charge the offending stockholder for our costs and expenses as well as any damages which may result.
Our Bylaws also provide that if a stockholder, by virtue of such stockholder’s ownership of our shares of stock or its receipt or exercise of proxies to vote shares owned by other stockholders, would not be permitted to vote such stockholder’s shares or exercise proxies for such shares in excess of a certain amount pursuant to applicable law but our Board of Directors determines that the excess shares or shares represented by the excess proxies are necessary to obtain a quorum, then such stockholder shall not be entitled to vote any such excess shares or proxies, and instead such excess shares or proxies may, to the fullest extent permitted by law, be voted by our management service provider or another person designated by our Board of Directors, in proportion to the total shares otherwise voted on such matter.
Disputes by Stockholders
Our Charter and Bylaws provide that actions brought against us or any Director, officer, manager (including RMR or its successor), agent or employee of ours, by a stockholder, including derivative and class actions, shall, on the demand of any party to such dispute, be resolved through binding arbitration in accordance with the procedures set forth in our Charter and Bylaws.
Exclusive Forum Bylaw
Our Bylaws currently provide that, unless the dispute has been referred to binding arbitration, the Circuit Court for Baltimore City, Maryland will be the sole and exclusive forum for: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim for breach of a duty owed by any director, officer, manager, agent or employee of ours to us or our stockholders; (3) any action asserting a claim against us or any director, officer, manager, agent or employee of ours arising pursuant to Maryland law or our Charter or Bylaws brought by or on behalf of a stockholder either on such stockholder’s own behalf, on our behalf or on behalf of any series or class of our shares of stock or stockholders against us or any of our directors, officers, manager, agents or employees, including any claims relating to the meaning, interpretation, effect, validity, performance or enforcement of our Charter or Bylaws; or (4) any action asserting a claim against us or any director, officer, manager, agent or employee of ours that is governed by the internal affairs doctrine of the State of Maryland. The exclusive forum provision of our Bylaws does not apply to any dispute that has been referred to binding arbitration in accordance with our Charter or Bylaws, and does not purport to establish exclusive jurisdiction in the Circuit Court for Baltimore City, Maryland for claims that arise under the Securities Act, the Exchange Act or other federal securities laws if there is exclusive or concurrent jurisdiction in the federal courts. Any person or entity purchasing or otherwise acquiring or holding any interest in our shares of common stock shall be deemed to have notice of and to have consented to the exclusive forum provisions of our Bylaws.
Anti-takeover Effect of Certain Provisions of Our Charter and Bylaws
Provisions of our governing documents, including, for example, our restrictions on transfer and ownership of our shares of common stock, our classified Board of Directors, our stockholder voting rights and standards, the power of our Board of Directors to amend our Charter to increase or decrease the number of authorized shares of stock, to authorize us to issue additional shares of common stock or preferred stock and to classify or reclassify unissued shares of stock in certain circumstances without stockholder approval and our Director qualifications, could delay or prevent a change in control of us. The limitations in our Charter and Bylaws on the right of our stockholders to propose nominations of individuals for election as Directors or other proposals of business to be considered at meetings of our stockholders, including the compliance with disclosure requirements related thereto, may delay, defer or prevent our stockholders from making proposals that could be beneficial to our stockholders.

PLAN OF DISTRIBUTION
We may sell the securities being offered pursuant to this prospectus directly to purchasers, to or through underwriters, through dealers or agents or through a combination of such methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to the Company, any underwriting discounts and other items constituting underwriters’ compensation and the initial public offering price and discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.
Underwriters, Dealers and Agents
If we use underwriters in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If we use an underwriting syndicate, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own accounts. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.
If dealers are used in an offering, we may sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.
If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.
Dealers and agents named in a prospectus supplement may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act.
Underwriters, dealers or agents and their associates may engage in other transactions with and perform other services for us in the ordinary course of business.
If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.
Direct Sales
We may sell securities directly to one or more purchasers without using underwriters or agents.
At-the-Market Offerings
We may also sell the securities offered by any applicable prospectus supplement in “at-the-market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

Trading Markets and Listing of Securities
Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the Nasdaq. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.
Stabilization Activities
In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.
Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq or otherwise and, if commenced, may be discontinued at any time.

LEGAL MATTERS
Unless otherwise specified in connection with the particular offering of any securities, Ropes & Gray LLP, as to certain matters of New York law, and Venable LLP, as to certain matters of Maryland law, will pass upon the validity of the offered securities for us. Ropes & Gray LLP and Venable LLP represent SVC and certain of its affiliates on various matters and Ropes & Gray LLP represents RMR LLC, our manager, and certain of its affiliates on various matters.

EXPERTS
The consolidated financial statements of TravelCenters of America Inc. as of December 31, 2020 and 2019 and for each of the years in the two-year period ended December 31, 2020 and the effectiveness of internal control over financial reporting as of December 31, 2020 appearing in TravelCenters of America Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file periodic reports, proxy statements and other information with the SEC as required by the Exchange Act. You can review our electronically filed reports, proxy and information statements, and other information regarding us on the SEC’s Internet site at http://www.sec.gov. The information contained on the SEC’s website (other than our SEC filings expressly incorporated by reference herein) is expressly not incorporated by reference into this prospectus.
Our principal executive offices are located at 24601 Center Ridge Road, Westlake, Ohio 44145, and our telephone number is (440) 808-9100. Our website is www.ta-petro.com. Our website, and the information contained on it or that can be accessed through it (other than the specified SEC filings incorporated by reference in this prospectus), are not part of this prospectus.
This prospectus and the documents incorporated by reference herein contain summaries of provisions of certain documents that we have filed with the SEC, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. If any contract, agreement or other document is filed or incorporated by reference as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.

WARNING CONCERNING FORWARD LOOKING STATEMENTS
This prospectus and the information incorporated by reference herein contain statements that constitute forward-looking statements within the meaning of the private securities litigation reform act of 1995 and other securities laws. Also, whenever we use words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “will,” “may” and negatives and derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements as a result of various factors. Among others, the forward-looking statements that appear in this prospectus and the information incorporated by reference herein that may not occur include:
•
Our expectations about our and the trucking industry’s ability to operate through the COVID-19 pandemic and current economic conditions;

•
The duration and severity of the economic downturn resulting from the COVID-19 pandemic and its impact on us and our customers, suppliers and other stakeholders;

•
Our operating results for the year ended December 31, 2020, reflect certain improvements over the same period last year. This may imply that we will increase or maintain these improvements and that we will be profitable in the future. However, certain of these improvements resulted from unique items that may not occur in the future. In addition, customer demand and competitive conditions, among other factors, may significantly impact our nonfuel revenues and the costs of our fuel and nonfuel products may increase in the future because of inflation or other reasons. If fuel gross margin per gallon, or fuel or nonfuel sales volume, decline, if we are not able to pass increases in fuel or nonfuel costs to our customers or if our nonfuel sales mix changes in a manner that negatively impacts our nonfuel gross margin, our nonfuel revenues or our fuel and nonfuel gross margin may decline. In fact, since we became a public company in 2007, we have been able to produce only occasional profits and we have accumulated significant losses. We may be unable to produce future profits and our losses may increase;

•
Our travel centers have been recognized as a provider of services essential to businesses by many public authorities, which has allowed us to continue operating during the COVID-19 pandemic. This may imply that we will continue to be designated a provider of essential services to businesses; however, we could lose that designation, which could result in our having to close or reduce operations at certain or all of our travel centers for an indefinite period;

•
We have commenced numerous initiatives which we believe will improve and enhance our operational efficiencies and profitability, increase diesel fuel and gasoline gross margin and fuel sales volume, increase market share in the truck service industry, improve merchandising and gross margin in store and retail services, improve operating effectiveness in our food service offerings and expand our franchise base. However, we may not be able to recognize the improvements to our operating results that we anticipate. In addition, the costs incurred to complete the initiatives may cost more than we anticipate;

•
We recognized an increase in diesel exhaust fluid revenues during 2020 as compared to 2019. This may imply that we will increase or maintain this improvement and that we will be profitable in the future. However, customer demand and competitive conditions, among other factors, may significantly impact our nonfuel sales. In addition, many parts of the United States have experienced increased numbers of COVID-19 infections and that development may result in adverse economic consequences that may adversely affect us, our customers and our business. If nonfuel sales volume declines, if we are not able to pass increases in nonfuel costs to our customers or if our nonfuel sales mix changes in a manner that negatively impacts our nonfuel gross margin, our nonfuel revenues or our nonfuel gross margin may decline;

•
We have incurred costs to support our anticipated business growth. This statement may imply that these costs will result in increased revenues and us receiving the expected return on our investments in growing our business. However, these costs may exceed any increased revenue we may receive from this growth or the returns on these investments may be less than expected;

•
We expect to recognize annual cost savings of approximately $13.1 million as a result of the company-wide Reorganization Plan. However, we may not realize or maintain all of the cost savings we expect;

•
We recognized savings in site level operating expense and selling, general and administrative expense in 2020 as compared to 2019. However, we may not realize or maintain all of those cost savings in the future;

•
We expect that locations we acquire, develop or renovate will produce stabilized financial results after a period of time following acquisition, development or renovation. This statement may imply that stabilization of our acquired, developed or renovated sites will occur as expected, and if so, will generate increased operating income. However, many of the locations we have acquired or may acquire in the future produced operating results that caused the prior owners to exit these businesses. Our ability to operate these acquired, developed or renovated locations profitably depends upon many factors, some of which are beyond our control. Accordingly, these locations may not generate increased operating income or it may take longer than we expect to realize any such increases;

•
We may make acquisitions and develop new locations in the future including adding sites through franchising. Managing and integrating acquired, developed or franchised locations can be difficult, time consuming and/or more expensive than anticipated and involve risks of financial losses. We may not operate our acquired or developed locations as profitably as we may expect. In addition, acquisitions or property development may subject us to greater risks than our continuing operations, including the assumption of unknown liabilities;

•
Our belief that, as of the date of this prospectus, we had sufficient financial resources to fund operations for the foreseeable future. The COVID-19 pandemic has significantly negatively impacted the U.S. economy; if the current economic conditions continue for a sustained period or worsen, our business, results of operations and financial condition may be materially adversely impacted, which may result in our not having sufficient financial resources to fund operations for the foreseeable future;

•
We plan to continue to invest in existing locations and may invest in new locations. An implication of this statement may be that we have or will have sufficient capital to make the investments we have identified as well as other investments that we have not yet identified. However, we cannot be certain that we will have sufficient capital for such investments. In addition, our growth strategies and business require regular and substantial capital investments. The amount and timing of capital expenditures are often difficult to predict and may cost more than anticipated. Unanticipated projects that we may be required to undertake in the future (as a result of government programs or regulation, advances or changes made by our competition, demands of our customers, or for other reasons) may arise and cause us to spend more than currently anticipated. Some capital projects take more time to complete than anticipated. As a result of market conditions or other considerations, we may defer certain capital projects and any such deferrals may harm our business or require us to make larger capital expenditures in the future. Also, we may be unable to access reasonably priced capital to make such investments in the future;

•
We expect to invest capital into relationships with companies that supply, distribute, store or run on electric, hydrogen or other non-fossil fuel, alternative energy resources;

•
We expect to expand our network by entering into new franchise agreements, new build development and through acquisitions. These statements may imply that we expect increased cash flows. However, these franchise agreements are subject to terms and conditions and these franchise agreements may not occur or may be delayed, and the terms and conditions of the arrangements may change. In addition, acquisition opportunities may not occur or may subject us to greater risks than anticipated;

•
We expect to realize increased sales from our truck service programs and have incurred costs to hire and train additional truck service personnel to support that planned increase in sales. Our truck services are subject to significant and increasing competition. We may not realize the increased sales from our truck services that we expect and any increased sales we may realize may not exceed the increased costs we incur;

•
We have a revolving credit facility with a current maximum availability of $200.0 million, or our Credit Facility. The availability of this maximum amount is subject to limits based on our qualified collateral, including our eligible cash, accounts receivable, inventory, equipment and intangible assets that varies in amount from time to time. Accordingly, our borrowing and letter of credit availability at any time may be less than $200.0 million. At December 31, 2020, based on our eligible collateral at that date, our borrowing and letter of credit availability was $86.8 million, of which we had used $16.8 million for outstanding letters of credit. The maximum amount available under the Credit Facility may be increased to $300.0 million, the availability of which is subject to limits based on our available collateral and lender participation. However, if we do not have sufficient collateral or if we are unable to identify lenders willing to increase their commitments or join our Credit Facility, we may not be able to increase the size of our Credit Facility or the availability of borrowings when we may want or need to do so; and

•
We entered into a multi unit franchise agreement with IHOP Franchisor LLC, a subsidiary of IHOP®, or IHOP, to rebrand and convert up to 94 of our full service restaurants to IHOP restaurants. However, we are only obligated to convert the initial 20 full service restaurants to IHOP, with the remaining conversions at our discretion. We may fail to convert those 20 initial restaurants and may determine not to convert some or all of the remaining 74 restaurants. The timing and costs for these conversions may exceed our expectations and we may fail to complete these conversions in accordance with the schedule, or at all.

These and other unexpected results may be caused by various factors, some of which are beyond our control, including:
•
Continued improved fuel efficiency of motor vehicle engines and other fuel conservation and alternative fuel practices and sources employed or used by our customers and alternative fuel technologies or other means of transportation that may be developed and widely adopted in the future may continue to reduce the demand for the fuel that we sell and may adversely affect our business;

•
Competition within the travel center, truck repair and restaurant industries may adversely impact our financial results. Our business requires substantial amounts of working capital and our competitors may have greater financial and other resources than we do;

•
Future increases in fuel prices may reduce the demand for the products and services that we sell;

•
Future commodity fuel price increases, fuel price volatility or other factors may cause us to need more working capital to maintain our inventory and carry our accounts receivable at higher balances than we now expect and the general availability of, demand for and pricing of motor fuels may change in ways which lower the profitability associated with our selling motor fuels;

•
Our suppliers may be unwilling or unable to maintain the current credit terms for our purchases. If we are unable to purchase goods on reasonable credit terms, our required working capital may increase and we may incur material losses. Also, in times of rising fuel and nonfuel prices, our suppliers may be unwilling or unable to increase the credit amounts they extend to us, which may increase our working capital requirements. The availability and the terms of any credit we may be able to obtain are uncertain;

•
Most of our trucking company customers transact business with us by use of fuel cards issued by third party fuel card companies. Fuel card companies facilitate payments to us and charge us fees for these services. The fuel card industry has only two significant participants. We believe almost all trucking companies use only a single fuel card provider and have become increasingly dependent upon services provided by their respective fuel card provider to manage their fleets. Continued lack of competition among fuel card companies may result in future increases in our transaction fee expenses or working capital requirements, or both;

•
Our labor costs may continue to increase in response to business and market demands and conditions, business opportunities or pursuant to legal requirements;

•
The costs we have incurred and expect to incur to support our planned and expected growth of our business may exceed any increased revenue we may receive from this growth or result in our returns on these investments being less than we expect;

•
Fuel supply disruptions may occur, which may limit our ability to purchase fuel for resale;

•
If trucking companies are unable to satisfy market demands for transporting goods or if the use of other means of transporting goods increases, the trucking industry may experience reduced business, which would negatively affect our business, results of operations and liquidity;

•
Trucking companies have incurred, and may incur additional, increased labor costs to retain and hire truck drivers, which may reduce the amount these companies are willing to pay for our services;

•
Compliance with, and changes to, federal, state and local laws and regulations, including those related to tax, employment and environmental matters, accounting rules and financial reporting standards, payment card industry requirements and similar matters may increase our operating costs and reduce or eliminate our profits;

•
We are routinely involved in litigation. Discovery during litigation and court decisions often have unanticipated results. Litigation is usually expensive and can be distracting to management. We cannot be certain of the outcome of any of the litigation matters in which we are or may become involved;

•
Acts of terrorism, geopolitical risks, wars, public health crises, such as the ongoing COVID-19 pandemic, or other man made or natural disasters beyond our control may adversely affect our financial results; and

•
Although we believe that we benefit from our relationships with our related parties, including SVC, RMR, and others affiliated with them, actual and potential conflicts of interest with related parties may present a contrary perception or result in litigation, and the benefits we believe we may realize from the relationships may not materialize.

Results that differ from those stated or implied by our forward-looking statements may also be caused by various changes in our business or market conditions as described more fully in this prospectus and our Annual Report on Form 10-K for the year ended December 31, 2020 under the caption “Risk Factors.” You should also read carefully these documents and those that we file subsequently with the SEC.
You should not place undue reliance upon forward-looking statements. Except as required by law, we undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses payable by the registrant in connection with the offerings described in this registration statement. In addition to the costs and expenses set forth below, we will pay any selling commissions and brokerage fees and any applicable taxes and fees and disbursements with respect to securities registered by this prospectus which we may sell, but these fees cannot be predicted with any certainty at this time due to the uncertainty as to the number of such securities.
SEC registration fee		$81,825.00
Trustee and transfer agent fees	$	*
Printing and engraving expenses	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Stock exchange fees	$	*
Miscellaneous expenses	$	*
Total	$	*

*
These fees cannot be estimated at this time as they are calculated based on the type and amount of securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.   Indemnification of Directors and Officers
The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty by the director or officer that was established by a final judgment as being material to the cause of action adjudicated. Our Charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.
The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:
•
the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit in money, property or services; or

•
in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, a Maryland corporation may not indemnify a director for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of the following:
•
a written affirmation by the director or officer of his or her good faith belief that the director or officer has met the standard of conduct necessary for indemnification by the corporation; and

•
a written undertaking by the director or officer or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

The MGCL requires a corporation (unless its charter provides otherwise, which our Charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity.
Our Charter also authorizes us, to the maximum extent permitted by Maryland law, to indemnify (1) any present or former director or officer or (2) any individual who, while our director and at our request, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as our present or former director or officer and pay or reimburse such person’s reasonable expenses in advance of final disposition of a proceeding.
We have also entered into indemnification agreements with our directors and certain of our officers providing for contractual indemnification and procedures for indemnification by us to the fullest extent permitted by law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us. We also maintain directors’ and officers’ liability insurance for our Directors and officers.
The SEC has expressed the opinion that indemnification of directors, officers or persons otherwise controlling a company for liabilities arising under the Securities Act is against public policy and is therefore unenforceable.
Item 16.   Exhibits.
Exhibit Number	Description of Exhibit
1.1*	Form of Equity Underwriting Agreement
1.2*	Form of Debt Underwriting Agreement
4.1	Plan of Conversion (Incorporated by reference to Exhibit 99.1 to our Current Report on Form 8-K filed July 30, 2019)
4.2	Articles of Conversion of TravelCenters of America LLC (Incorporated herein by reference to Exhibit 99.3 to our Current Report on Form 8-K filed July 30, 2019)
4.3	Articles of Incorporation of TravelCenters of America Inc. (Incorporated herein by reference to Exhibit 99.4 to our Current Report on Form 8-K filed July 30, 2019)
4.4	Articles of Amendment to Articles of Incorporation of TravelCenters of America Inc. (Incorporated by reference herein to Exhibit 3.1 to our Current Report on Form 8-K filed June 26, 2020)
4.5	Amended and Restated Bylaws of TravelCenters of America Inc. (Incorporated herein by reference to Exhibit 99.5 to our Current Report on Form 8-K filed July 30, 2019)
4.6	Form of Stock Certificate (Incorporated by reference to Exhibit 4.3 to our Post Effective Amendment to our Registration Statement on Form S-3 filed August 1, 2019)
4.7	Senior Indenture dated as of January 15, 2013 between TravelCenters of America LLC and U.S. Bank National Association (Incorporated herein by reference to Exhibit 4.1 of the registrant’s Current Report on Form 8-K, filed on January 15, 2013, File No. 001-33274)

Exhibit Number	Description of Exhibit
4.8	First Supplemental Indenture by and between TravelCenters of America LLC and U.S. Bank National Association, as trustee, dated as of January 15, 2013 (Incorporated herein by reference to Exhibit 4.2 of the registrant’s Current Report on Form 8-K, filed on January 15, 2013, File No. 001-33274)
4.9	Second Supplemental Indenture by and between TravelCenters of America LLC and U.S. Bank National Association, as trustee, dated as of December 16, 2014 (Incorporated herein by reference to Exhibit 4.2 of the registrant’s Registration Statement on Form 8-A, filed on December 16, 2014, File No. 001-33274)
4.10	Third Supplemental Indenture by and between TravelCenters of America LLC and U.S. Bank National Association, as trustee, dated as of October 5, 2015 (Incorporated herein by reference to Exhibit 4.2 of the registrant’s Registration Statement on Form 8-A, filed on October 5, 2015, File No. 001-33274)
4.11	Fourth Supplemental Indenture by and between TravelCenters of America Inc. (as successor by statutory conversion to TravelCenters of America LLC) and U.S. National Bank Association, as trustee, dated as of August 1, 2019 (Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed August 1, 2019)
4.12	Form of 8.25% Senior Notes due 2028 (Incorporated herein by reference to Exhibit 4.3 of the registrant’s Current Report on Form 8-K, filed on January 15, 2013, File No. 001-33274)
4.13	Form of 8.00% Senior Notes due 2029 (Incorporated herein by reference to Exhibit 4.3 of the registrant’s Registration Statement on Form 8-A, filed on December 16, 2014, File No. 001-33274)
4.14	Form of 8.00% Senior Notes due 2030 (Incorporated herein by reference to Exhibit 4.3 of the registrant’s Registration Statement on Form 8-A, filed on October 5, 2015, File No. 001-33274)
4.15	Form of Senior Indenture (including form of Senior Note)
4.16	Form of Subordinated Indenture (including form of Subordinated Note)
4.17*	Form of Share Designation for Preferred Stock (together with Specimen Certificate for Preferred Stock, if any)
4.18*	Form of Warrant Agreement (together with form of Warrant Certificate)
5.1	Opinion of Venable LLP (filed herewith)
5.2	Opinion of Ropes & Gray LLP (filed herewith)
23.1	Consent of RSM US LLP (filed herewith)
23.2	Consent of Venable LLP (included in Exhibit 5.1)
23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.2)
24.1	Power of Attorney (included on signature pages herein)
25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Indenture dated as of January 15, 2013 between the Company and U.S. Bank National Association
25.2*	Statement of Eligibility of Trustee on Form T-l for Senior Indenture under the Trust Indenture Act of 1939, as amended
25.3*	Statement of Eligibility of Trustee on Form T-l for Subordinated Indenture under the Trust Indenture Act of 1939, as amended

*
To be filed by amendment or incorporated herein by reference to an exhibit to a Current Report on Form 8-K or other document to be filed under the Securities Exchange Act of 1934, as amended, or, where applicable, incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.   Undertakings
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section (1) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, as amended, or the Trust Indenture Act, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake, State of Ohio, on February 26, 2021.
TRAVELCENTERS OF AMERICA INC.
By:
/s/ Jonathan M. Pertchik

Jonathan M. Pertchik
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jonathan M. Pertchik, Peter J. Crage and Mark R. Young, and each of them, his or her true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and conforming all that said attorney in fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
/s/ Jonathan M. Pertchik Jonathan M. Pertchik	Chief Executive Officer and Managing Director (Principal Financial Officer)	February 26, 2021
/s/ Peter J. Crage Peter J. Crage	Executive Vice President Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 26, 2021
/s/ Barbara D. Gilmore Barbara D. Gilmore	Independent Director	February 26, 2021
/s/ Lisa Harris Jones Lisa Harris Jones	Independent Director	February 26, 2021
/s/ Joseph L. Morea Joseph L. Morea	Independent Director	February 26, 2021

/s/ Rajan C. Penkar Rajan C. Penkar	Independent Director	February 26, 2021
/s/ Elena Poptodorova Elena Poptodorova	Independent Director	February 26, 2021
/s/ Adam D. Portnoy Adam D. Portnoy	Managing Director	February 26, 2021